Exhibit 99.1

Werner Enterprises Reports Record Third Quarter 2021 Revenues and Earnings

Third Quarter 2021 Highlights (all metrics compared to third quarter 2020)

•Total revenues of $702.9 million, up 19%
•Operating income of $71.3 million, up 15%; non-GAAP adjusted operating income of $73.9 million, up 15%
•Operating margin of 10.1%, down 40 bps; non-GAAP adjusted operating margin of 10.5%, down 40 bps
•Diluted EPS of $0.94, up 41%; non-GAAP adjusted diluted EPS of $0.79, up 14%

OMAHA, Neb., October 28, 2021 -- Werner Enterprises, Inc. (Nasdaq: WERN), a premier transportation and logistics provider, today reported third quarter operating income, net income attributable to Werner and diluted earnings per share for the quarter ended September 30, 2021.

“Werner once again achieved record third quarter earnings per share in a strong freight market with unprecedented supply chain and labor challenges,” said Derek J. Leathers, Chairman, President and Chief Executive Officer. “We made strategic investments in driver pay and driver sourcing that enabled us to organically grow our Werner fleet this quarter in an ultra-competitive driver market. At the same time, we are successfully integrating the ECM truckload fleet acquisition we made at the beginning of the quarter, and ECM is performing very well.

“While there were some unusual cost and mileage productivity challenges in the quarter, I am confident that our strategic actions are positioning Werner for long-term success. We remain committed to growing revenues, expanding margins, generating free cash flow and providing superior safety and service to our customers across our diversified North America truckload and logistics portfolio.”

Total revenues for the quarter were $702.9 million, an increase of $112.7 million compared to the prior year quarter, due primarily to Truckload Transportation Services revenues growth of $69.4 million and Logistics revenues growth of $40.6 million.

Operating income of $71.3 million increased $9.2 million, or 15%, while operating margin of 10.1% decreased 40 basis points. On a non-GAAP basis, adjusted operating income of $73.9 million increased $9.6 million, or 15%. Adjusted operating margin of 10.5% declined 40 basis points from 10.9% for the same quarter last year.

Operating income increased as a result of significantly higher revenues per total mile and gains on sales of trucks and trailers, both due to improved pricing. Our Logistics segment also achieved significant growth in revenues and expanded its operating margin. Operating income for our Truckload Transportation Services segment was flat, as significant pricing improvement was offset by cost increases for driver pay, driver sourcing, insurance and claims and health insurance.

Interest expense of $1.3 million increased from $0.9 million due to higher average borrowings. The effective income tax rate was 24.6% in both third quarter 2021 and third quarter 2020.During third quarter 2021, our strategic minority equity investments in Mastery, a transportation management systems

Werner Enterprises, Inc. - Release of October 28, 2021

company, and TuSimple, an autonomous technology company, had market valuation changes. As a result, we recognized a net gain on investments in equity securities of $16.1 million, or $0.18 per share, which resulted in higher non-operating income in third quarter 2021.

Net income attributable to Werner of $63.8 million increased 38%. On a non-GAAP basis, adjusted net income attributable to Werner of $53.5 million increased 12%. Diluted earnings per share (“EPS”) for the quarter of $0.94 increased 41%. On a non-GAAP basis, adjusted diluted EPS of $0.79 increased 14%.

Key Consolidated Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands, except per share amounts)	2021	2020	Y/Y Change	2021	2020	Y/Y Change
Total revenues	$702,891	$590,214	19%	$1,969,151	$1,751,876	12%
Truckload Transportation Services revenues	527,697	458,256	15%	1,481,846	1,368,172	8%
Werner Logistics revenues	157,968	117,351	35%	437,494	339,678	29%
Operating income	71,324	62,103	15%	210,658	145,987	44%
Operating margin	10.1%	10.5%	(40) bps	10.7%	8.3%	240 bps
Net income attributable to Werner	63,761	46,332	38%	182,285	108,522	68%
Diluted earnings per share	0.94	0.67	41%	2.68	1.56	71%
Adjusted operating income (1)	73,850	64,262	15%	215,679	159,235	35%
Adjusted operating margin (1)	10.5%	10.9%	(40) bps	11.0%	9.1%	190 bps
Adjusted net income attributable to Werner (1)	53,474	47,941	12%	158,814	118,392	34%
Adjusted diluted earnings per share (1)	0.79	0.69	14%	2.33	1.70	37%
(1) See attached Reconciliation of Non-GAAP Financial Measures - Consolidated.

Noteworthy Developments

•On July 1, 2021, Werner acquired an 80% equity ownership interest in ECM Transport Group (“ECM”) for a purchase price of $141.3 million after net working capital changes. The purchase price allocation to assets and liabilities is preliminary and may be adjusted. ECM consists of ECM Transport and Motor Carrier Service, which are elite regional truckload carriers that together operate nearly 500 trucks and 2,000 trailers in the Mid-Atlantic, Ohio and Northeast regions of the U.S. During third quarter, ECM had strong financial performance, and integration is proceeding on schedule. ECM’s financial results are reported in the One-Way Truckload business unit within the Truckload Transportation Services segment.
•Werner issued its inaugural Corporate Social Responsibility report on July 27, 2021 which is accessible from the Company’s website at werner.com.

Truckload Transportation Services (TTS) Segment

•Revenues of $527.7 million increased $69.4 million
•Operating income of $62.9 million decreased $0.2 million; non-GAAP adjusted operating income of $65.4 million increased $0.1 million
•Operating margin of 11.9% decreased 190 basis points from 13.8%; non-GAAP adjusted operating margin of 12.4% decreased 180 basis points from 14.2%
•Non-GAAP adjusted operating margin, net of fuel, of 14.0% decreased 150 basis points from 15.5%
•Average segment trucks in service totaled 8,161, an increase of 546 trucks year over year, or 7.2%
•Dedicated unit trucks at quarter end totaled 5,120 or 62% of the total TTS segment fleet, compared to 4,715 trucks, or 61%, a year ago
•3.2% increase in TTS average revenues per truck per week

In our Dedicated and One-Way Truckload fleets, freight demand was strong during third quarter 2021. Freight demand has continued to be strong so far in fourth quarter 2021.

Werner Enterprises, Inc. - Release of October 28, 2021

Total miles decreased 8.2 million miles in third quarter 2021, caused by fleet mix changes, trucks down due to equipment parts shortages, more drivers unavailable to work due to COVID quarantine protocols and other factors, partially offset by 7.2% higher average trucks in service. TTS company truck miles decreased by approximately 2.3 million miles, and independent contractor miles decreased by approximately 5.9 million miles.

Comparisons of key financial metrics for the TTS segment, including operating ratios (actual and net of fuel surcharge revenues), are shown in the table that follows.

Key Truckload Transportation Services Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2021	2020	Y/Y Change	2021	2020	Y/Y Change
Trucking revenues, net of fuel surcharge	$461,380	$417,335	11%	$1,300,555	$1,233,267	5%
Trucking fuel surcharge revenues	60,765	36,799	65%	165,663	122,048	36%
Non-trucking and other revenues	5,552	4,122	35%	15,628	12,857	22%
Total revenues	$527,697	$458,256	15%	$1,481,846	$1,368,172	8%

Operating income	62,856	63,080	0%	193,592	143,394	35%
Operating margin	11.9%	13.8%	(190) bps	13.1%	10.5%	260 bps
Operating ratio	88.1%	86.2%	190 bps	86.9%	89.5%	(260) bps
Adjusted operating income (1)	65,382	65,239	0%	198,634	156,642	27%
Adjusted operating margin (1)	12.4%	14.2%	(180) bps	13.4%	11.4%	200 bps
Adjusted operating margin, net of fuel surcharge (1)	14.0%	15.5%	(150) bps	15.1%	12.6%	250 bps
Adjusted operating ratio (1)	87.6%	85.8%	180 bps	86.6%	88.6%	(200) bps
Adjusted operating ratio, net of fuel surcharge (1)	86.0%	84.5%	150 bps	84.9%	87.4%	(250) bps
(1) See attached Reconciliation of Non-GAAP Financial Measures - Truckload Transportation Services (TTS) Segment.

Werner Logistics Segment

•Revenues of $158.0 million increased $40.6 million, or 35%
•Operating income of $7.7 million increased $8.5 million
•Operating margin of 4.8% increased 550 bps

Logistics revenues of $158.0 million increased 35%. Logistics revenues increased 50%, if you exclude Werner Global Logistics (WGL) revenues from third quarter 2020. Werner sold WGL in first quarter 2021.

Truckload Logistics revenues (73% of total Logistics revenues) increased 63%, driven by a 33% increase in revenues per shipment and a 23% increase in shipments.

Intermodal revenues (25% of Logistics revenues) increased 19%, supported by a 25% increase in revenues per shipment while shipments declined 5%.

Logistics produced outstanding operating income improvement of $8.5 million in a strong freight market.

Werner Enterprises, Inc. - Release of October 28, 2021

Key Werner Logistics Segment Financial Metrics

	Three Months Ended September 30,			Nine Months Ended September 30,
(In thousands)	2021	2020	Y/Y Change	2021	2020	Y/Y Change
Total revenues	$157,968	$117,351	35%	$437,494	$339,678	29%
Operating expenses:
Rent and purchased transportation expense	134,972	104,626	29%	379,887	293,400	29%
Other operating expenses	15,346	13,577	13%	41,456	42,906	(3)%
Total operating expenses	150,318	118,203	27%	421,343	336,306	25%
Operating income (loss)	$7,650	$(852)	998%	$16,151	$3,372	379%
Operating margin	4.8%	(0.7%)	550 bps	3.7%	1.0%	270 bps

Cash Flow and Capital Allocation

Cash flow from operations in third quarter 2021 was $63.9 million compared to $59.1 million in third quarter 2020, an increase of 8%.

Net capital expenditures in third quarter 2021 were $59.8 million compared to $79.7 million in third quarter 2020, a decrease of 25%. We plan to continue to invest in new trucks and trailers and our terminals to improve our driver experience, optimize operational efficiency and more effectively manage our maintenance, safety and fuel costs. The average ages of our truck and trailer fleets remain low by industry standards and were 2.1 years and 4.4 years, respectively, as of September 30, 2021.

Gains on sales of equipment in third quarter 2021 were $15.3 million, or $0.17 per share, compared to $3.9 million, or $0.04 per share, in third quarter 2020. Year over year, we sold fewer trucks and trailers and realized substantially higher average gains per truck and trailer due to the significantly improved pricing market for our used equipment. As a reminder, gains on sales of assets are reflected as a reduction of Other Operating Expenses in our income statement.

During the quarter, we repurchased 1,049,120 shares of common stock for a total cost of $47.8 million, or an average price of $45.52 per share. As of September 30, 2021, we had 1.6 million shares remaining under our share repurchase authorization.

As of September 30, 2021, we had $45 million of cash and over $1.3 billion of stockholders’ equity. Total debt outstanding increased $50 million during the quarter to $350 million at September 30, 2021. After considering letters of credit issued, we had available liquidity consisting of cash and available borrowing capacity as of September 30, 2021 of $199 million.

Werner Enterprises, Inc. - Release of October 28, 2021

2021 Guidance Metrics and Assumptions
The following table summarizes our updated 2021 guidance and assumptions:

2021 Guidance	Prior (as of 7/29/21)	Actual (as of 9/30/21)	New (as of 10/28/21)	Commentary
TTS truck growth from BoY to EoY	1% to 4% (annual)	5% (YTD21)	3% to 5% (annual)	Flat to slightly lower fleet expected in 4Q21
Gains on sales of equipment	$9M to $13M (3Q21)	$15.3M (3Q21)	$10M to $12M (4Q21)	Expect lower unit sales due to lower new truck and trailer deliveries
Net capital expenditures	$275M to $300M (annual)	$162.7M (YTD21)	$250M to $275M (annual)	Lower range due to lower new truck and trailer deliveries
TTS Guidance
Dedicated RPTPW* growth	3% to 5% (annual)	0.3% (3Q21 vs. 3Q20)	1% to 2% (4Q21 vs 4Q20)	Lower miles per truck in 4Q21 due to fleet mix but improving from 3Q21
One-Way Truckload (OWT) RPTM* growth	16% to 19% (2H21 vs. 2H20)	21.8% (3Q21 vs. 3Q20)	17% to 19% (4Q21 vs. 4Q20)	Strong start to peak shipping season combined with fleet mix changes
Assumptions
Effective income tax rate	24.5% to 25.5% (annual)	24.6% (3Q21)	24.5% to 25.5% (annual)
Truck age Trailer age	2.0 years Low-to-mid “4” years	2.1 years 4.4 years	2.2 years 4.4 years	Reinvesting to maintain young fleet advantage, subject to timing of OEM deliveries
* Net of fuel surcharge revenues

Werner Enterprises, Inc. - Release of October 28, 2021

Conference Call Information

Werner Enterprises, Inc. will conduct a conference call to discuss third quarter 2021 earnings today beginning at 4:00 p.m. CT. The news release, live webcast of the earnings conference call, and accompanying slide presentation will be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.” To participate in the conference call, please dial (844) 701-1165 (domestic) or (412) 317-5498 (international). Please mention to the operator that you are dialing in for the Werner Enterprises call.

A replay of the conference call will be available on October 28, 2021 at approximately 6:00 p.m. CT through November 28, 2021 by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and using the access code 10150334. A replay of the webcast will also be available at werner.com in the “Investors” section under “News & Events” and then “Events Calendar.”

About Werner Enterprises

Werner Enterprises, Inc. (Nasdaq: WERN) delivers superior truckload transportation and logistics services to customers across the United States, Mexico and Canada. With 2020 revenues of $2.4 billion, an industry-leading modern truck and trailer fleet, over 13,000 talented associates and our innovative Werner Edge technology, we are an essential solutions provider for customers who value the integrity of their supply chain and require safe and exceptional on-time service. Werner provides Dedicated and One-Way Truckload services as well as Logistics services that include truckload brokerage, freight management, intermodal and final mile. As an industry leader, Werner is deeply committed to promoting sustainability and supporting diversity, equity and inclusion.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the Company’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

For those reasons, undue reliance should not be placed on any forward-looking statement. The Company assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by filing reports with the U.S. Securities and Exchange Commission (“SEC”), through the issuance of press releases or by other methods of public disclosure.

Contact:
John J. Steele
Executive Vice President, Treasurer
and Chief Financial Officer
(402) 894-3036

Source: Werner Enterprises, Inc.

Werner Enterprises, Inc. - Release of October 28, 2021

Consolidated Financial Information

INCOME STATEMENT
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
	$	%	$	%	$	%	$	%
Operating revenues	$702,891	100.0	$590,214	100.0	$1,969,151	100.0	$1,751,876	100.0
Operating expenses:
Salaries, wages and benefits	234,250	33.3	197,151	33.4	649,198	33.0	598,129	34.1
Fuel	64,692	9.2	37,933	6.4	174,033	8.8	117,381	6.7
Supplies and maintenance	57,067	8.1	44,015	7.5	152,628	7.7	133,079	7.6
Taxes and licenses	24,419	3.5	24,032	4.1	71,396	3.6	70,835	4.1
Insurance and claims	27,702	4.0	23,307	4.0	70,497	3.6	85,160	4.9
Depreciation and amortization	68,615	9.8	62,980	10.7	196,431	10.0	199,487	11.4
Rent and purchased transportation	161,061	22.9	131,843	22.3	458,474	23.3	378,989	21.6
Communications and utilities	3,598	0.5	3,797	0.6	9,953	0.5	11,141	0.6
Other	(9,837)	(1.4)	3,053	0.5	(24,117)	(1.2)	11,688	0.7
Total operating expenses	631,567	89.9	528,111	89.5	1,758,493	89.3	1,605,889	91.7
Operating income	71,324	10.1	62,103	10.5	210,658	10.7	145,987	8.3
Other expense (income):
Interest expense	1,284	0.2	887	0.2	2,823	0.1	3,639	0.2
Interest income	(287)	(0.1)	(323)	(0.1)	(918)	—	(1,326)	(0.1)
Gain on investments in equity securities, net	(16,090)	(2.3)	—	—	(36,281)	(1.8)	—	—
Other	50	—	55	—	146	—	123	—
Total other expense (income)	(15,043)	(2.2)	619	0.1	(34,230)	(1.7)	2,436	0.1
Income before income taxes	86,367	12.3	61,484	10.4	244,888	12.4	143,551	8.2
Income tax expense	21,278	3.0	15,152	2.5	61,275	3.1	35,029	2.0
Net income	65,089	9.3	46,332	7.9	183,613	9.3	108,522	6.2
Net income attributable to noncontrolling interest	(1,328)	(0.2)	—	—	(1,328)	—	—	—
Net income attributable to Werner	$63,761	9.1	$46,332	7.9	$182,285	9.3	$108,522	6.2
Diluted shares outstanding	67,834		69,449		68,136		69,500
Diluted earnings per share	$0.94		$0.67		$2.68		$1.56

Werner Enterprises, Inc. - Release of October 28, 2021

CONDENSED BALANCE SHEET
(In thousands, except share amounts)

	September 30, 2021	December 31, 2020
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$45,428	$29,334
Accounts receivable, trade, less allowance of $9,233 and $8,686, respectively	426,346	341,104
Other receivables	26,524	23,491
Inventories and supplies	11,787	12,062
Prepaid taxes, licenses and permits	8,140	17,231
Other current assets	51,566	33,694
Total current assets	569,791	456,916
Property and equipment	2,515,378	2,405,335
Less – accumulated depreciation	908,852	862,077
Property and equipment, net	1,606,526	1,543,258
Goodwill	44,710	—
Intangible assets, net	50,974	—
Other non-current assets (1)	207,140	156,502
Total assets	$2,479,141	$2,156,676

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92,425	$83,263
Current portion of long-term debt	6,250	25,000
Insurance and claims accruals	70,073	76,917
Accrued payroll	43,397	35,594
Accrued expenses	27,574	25,032
Other current liabilities	21,509	28,208
Total current liabilities	261,228	274,014
Long-term debt, net of current portion	343,750	175,000
Other long-term liabilities	43,656	43,114
Insurance and claims accruals, net of current portion (1)	234,000	231,638
Deferred income taxes	253,335	237,870
Stockholders’ equity:
Common stock, $.01 par value, 200,000,000 shares authorized; 80,533,536
shares issued; 66,884,251 and 67,931,726 shares outstanding, respectively	805	805
Paid-in capital	119,776	116,039
Retained earnings	1,598,232	1,438,916
Accumulated other comprehensive loss	(21,592)	(22,833)
Treasury stock, at cost; 13,649,285 and 12,601,810 shares, respectively	(390,664)	(337,887)
Total Werner stockholders’ equity	1,306,557	1,195,040
Noncontrolling Interest	36,615	—
Total stockholders’ equity	1,343,172	1,195,040
Total liabilities and stockholders’ equity	$2,479,141	$2,156,676
(1) Under the terms of our insurance policies, we are the primary obligor of the damage award in the previously mentioned adverse jury verdict, and as such, we have recorded a $79.2 million receivable from our third party insurance providers in other non-current assets and a corresponding liability of the same amount in the long-term portion of insurance and claims accruals in the unaudited condensed balance sheets as of September 30, 2021 and December 31, 2020.

Werner Enterprises, Inc. - Release of October 28, 2021

SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Capital expenditures, net	$59,783	$79,654	$162,730	$187,263
Cash flow from operations	63,880	59,054	253,344	346,396
Return on assets (annualized)	10.8%	8.8%	10.8%	6.9%
Return on equity (annualized)	19.9%	16.0%	19.4%	12.8%

Segment Financial and Operating Statistics Information

SEGMENT INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues
Truckload Transportation Services	$527,697	$458,256	$1,481,846	$1,368,172
Werner Logistics	157,968	117,351	437,494	339,678
Other (1)	17,004	14,156	49,128	42,539
Corporate	434	481	1,222	1,542
Subtotal	703,103	590,244	1,969,690	1,751,931
Inter-segment eliminations (2)	(212)	(30)	(539)	(55)
Total	$702,891	$590,214	$1,969,151	$1,751,876
Operating Income
Truckload Transportation Services	$62,856	$63,080	$193,592	$143,394
Werner Logistics	7,650	(852)	16,151	3,372
Other (1)	1,406	566	3,935	2,932
Corporate	(588)	(691)	(3,020)	(3,711)
Total	$71,324	$62,103	$210,658	$145,987
`
(1) Other includes our driver training schools, transportation-related activities such as third-party equipment maintenance and equipment leasing, and other business activities.
(2) Inter-segment eliminations represent transactions between reporting segments that are eliminated in consolidation.

Werner Enterprises, Inc. - Release of October 28, 2021

OPERATING STATISTICS BY SEGMENT
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Chg	2021	2020	% Chg
Truckload Transportation Services segment
Average trucks in service	8,161	7,615	7.2%	7,872	7,746	1.6%
Average revenues per truck per week (1)	$4,349	$4,216	3.2%	$4,236	$4,082	3.8%
Total trucks (at quarter end)
Company	7,905	7,245	9.1%	7,905	7,245	9.1%
Independent contractor	315	465	(32.3)%	315	465	(32.3)%
Total trucks	8,220	7,710	6.6%	8,220	7,710	6.6%
Total trailers (at quarter end)	25,245	22,350	13.0%	25,245	22,350	13.0%
One-Way Truckload
Trucking revenues, net of fuel surcharge (in 000’s)	$190,314	$173,021	10.0%	$513,324	$518,854	(1.1)%
Average trucks in service	3,110	3,048	2.0%	2,894	3,156	(8.3)%
Total trucks (at quarter end)	3,100	2,995	3.5%	3,100	2,995	3.5%
Average percentage of empty miles	11.17%	11.70%	(4.5)%	11.08%	12.18%	(9.0)%
Average revenues per truck per week (1)	$4,708	$4,366	7.8%	$4,549	$4,215	7.9%
Average % change YOY in revenues per total mile (1)	21.8%	2.9%		16.2%	(0.9)%
Average % change YOY in total miles per truck per week	(11.4)%	1.4%		(7.2)%	2.0%
Average completed trip length in miles (loaded)	731	866	(15.6)%	814	847	(3.9)%
Dedicated
Trucking revenues, net of fuel surcharge (in 000’s)	$271,066	$244,314	10.9%	$787,231	$714,413	10.2%
Average trucks in service	5,051	4,567	10.6%	4,978	4,590	8.5%
Total trucks (at quarter end)	5,120	4,715	8.6%	5,120	4,715	8.6%
Average revenues per truck per week (1)	$4,129	$4,115	0.3%	$4,055	$3,990	1.6%
Werner Logistics segment
Average trucks in service	41	31	32.3%	38	31	22.6%
Total trucks (at quarter end)	50	32	56.3%	50	32	56.3%
Total trailers (at quarter end)	1,515	1,325	14.3%	1,515	1,325	14.3%
(1) Net of fuel surcharge revenues

Non-GAAP Financial Measures and Reconciliations

To supplement our financial results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide certain non-GAAP financial measures as defined by the SEC Regulation G, including non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge. We believe these non-GAAP financial measures provide a more useful comparison of our performance from period to period because they exclude the effect of items that, in our opinion, do not reflect our core operating performance. Our non-GAAP financial measures are not meant to be considered in isolation or as substitutes for their comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Werner Enterprises, Inc. - Release of October 28, 2021

The following tables present reconciliations of each non-GAAP financial measure to its most directly comparable GAAP financial measure as required by SEC Regulation G. In addition, information regarding each of the excluded items as well as our reasons for excluding them from our non-GAAP results is provided below. The income tax effect of the non-GAAP adjustments is calculated using the incremental income tax rate excluding discrete items.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – CONSOLIDATED
(unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$71,324	10.1%	$62,103	10.5%	$210,658	10.7%	$145,987	8.3%
Non-GAAP adjustments:
Insurance and claims (2)	1,300	0.2%	1,238	0.2%	3,816	0.2%	3,634	0.2%
Acquisition expenses (3)	—	—%	—	—%	992	0.1%	—	—%
Gain on sale of Werner Global Logistics (4)	—	—%	—	—%	(1,013)	(0.1)%	—	—%
Depreciation (5)	—	—%	921	0.2%	—	—%	9,614	0.6%
Amortization of intangible assets (6)	1,226	0.2%	—	—%	1,226	0.1%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$73,850	10.5%	$64,262	10.9%	$215,679	11.0%	$159,235	9.1%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Non-GAAP Adjusted Net Income Attributable to Werner and Non-GAAP Adjusted Diluted EPS (1)	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS	$	Diluted EPS
Net income attributable to Werner and diluted EPS – (GAAP)	$63,761	$0.94	$46,332	$0.67	$182,285	$2.68	$108,522	$1.56
Non-GAAP adjustments:
Insurance and claims (2)	1,300	0.02	1,238	0.02	3,816	0.05	3,634	0.05
Acquisition expenses (3)	—	—	—	—	992	0.01	—	—
Gain on sale of Werner Global Logistics (4)	—	—	—	—	(1,013)	(0.01)	—	—
Depreciation (5)	—	—	921	0.01	—	—	9,614	0.14
Amortization of intangible assets, net of amount attributable to noncontrolling interest (6)	981	0.02	—	—	981	0.01	—	—
Gain on investments in equity securities, net (7)	(16,090)	(0.24)	—	—	(36,281)	(0.53)	—	—
Income tax effect of above adjustments	3,522	0.05	(550)	(0.01)	8,034	0.12	(3,378)	(0.05)
Non-GAAP adjusted net income attributable to Werner and non-GAAP adjusted diluted EPS	$53,474	$0.79	$47,941	$0.69	$158,814	$2.33	$118,392	$1.70

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES – TRUCKLOAD TRANSPORTATION SERVICES (TTS) SEGMENT
(unaudited)
(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Non-GAAP Adjusted Operating Income and Non-GAAP Adjusted Operating Margin (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating income and operating margin – (GAAP)	$62,856	11.9%	$63,080	13.8%	$193,592	13.1%	$143,394	10.5%
Non-GAAP adjustments:					.
Insurance and claims (2)	1,300	0.3%	1,238	0.2%	3,816	0.2%	3,634	0.2%
Depreciation (5)	—	—%	921	0.2%	—	—%	9,614	0.7%
Amortization of intangible assets (6)	1,226	0.2%	—	—%	1,226	0.1%	—	—%
Non-GAAP adjusted operating income and non-GAAP adjusted operating margin	$65,382	12.4%	$65,239	14.2%	$198,634	13.4%	$156,642	11.4%

Werner Enterprises, Inc. - Release of October 28, 2021

	Three Months Ended September 30,				Nine Months Ended September 30,
	2021		2020		2021		2020
Non-GAAP Adjusted Operating Expenses and Non-GAAP Adjusted Operating Ratio (1)	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.	$	% of Op. Rev.
Operating expenses and operating ratio – (GAAP)	$464,841	88.1%	$395,176	86.2%	$1,288,254	86.9%	$1,224,778	89.5%
Non-GAAP adjustments:
Insurance and claims (2)	(1,300)	(0.3)%	(1,238)	(0.2)%	(3,816)	(0.2)%	(3,634)	(0.2)%
Depreciation (5)	—	—%	(921)	(0.2)%	—	—%	(9,614)	(0.7)%
Amortization of intangible assets (6)	(1,226)	(0.2)%	—	—%	(1,226)	(0.1)%	—	—%
Non-GAAP adjusted operating expenses and non-GAAP adjusted operating ratio	$462,315	87.6%	$393,017	85.8%	$1,283,212	86.6%	$1,211,530	88.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Adjusted Operating Expenses, Net of Fuel Surcharge; Non-GAAP Adjusted Operating Margin, Net of Fuel Surcharge; and Non-GAAP Adjusted Operating Ratio, Net of Fuel Surcharge (1)	2021	2020	2021	2020
	$	$	$	$
Operating revenues – (GAAP)	$527,697	$458,256	$1,481,846	$1,368,172
Less: Trucking fuel surcharge (8)	(60,765)	(36,799)	(165,663)	(122,048)
Operating revenues, net of fuel surcharge – (Non-GAAP)	466,932	421,457	1,316,183	1,246,124
Operating expenses – (GAAP)	464,841	395,176	1,288,254	1,224,778
Non-GAAP adjustments:
Trucking fuel surcharge (8)	(60,765)	(36,799)	(165,663)	(122,048)
Insurance and claims (2)	(1,300)	(1,238)	(3,816)	(3,634)
Depreciation (5)	—	(921)	—	(9,614)
Amortization of intangible assets (6)	(1,226)	—	(1,226)	—
Non-GAAP adjusted operating expenses, net of fuel surcharge	401,550	356,218	1,117,549	1,089,482
Non-GAAP adjusted operating income	$65,382	$65,239	$198,634	$156,642
Non-GAAP adjusted operating margin, net of fuel surcharge	14.0%	15.5%	15.1%	12.6%
Non-GAAP adjusted operating ratio, net of fuel surcharge	86.0%	84.5%	84.9%	87.4%

(1) Non-GAAP adjusted operating income; non-GAAP adjusted operating margin; non-GAAP adjusted operating margin, net of fuel surcharge; non-GAAP adjusted net income attributable to Werner; non-GAAP adjusted diluted earnings per share; non-GAAP adjusted operating expenses; non-GAAP adjusted operating expenses, net of fuel surcharge; non-GAAP adjusted operating ratio; and non-GAAP adjusted operating ratio, net of fuel surcharge should be considered in addition to, rather than as substitutes for, GAAP operating income; GAAP operating margin; GAAP net income attributable to Werner; GAAP diluted earnings per share; GAAP operating expenses; and GAAP operating ratio, which are their most directly comparable GAAP financial measures.

(2) During third quarter 2021 and 2020, we accrued pre-tax insurance and claims expense for interest related to a previously disclosed excess adverse jury verdict rendered on May 17, 2018 in a lawsuit arising from a December 2014 accident. The Company is appealing this verdict. Additional information about the accident was included in our Current Report on Form 8-K dated May 17, 2018. Under our insurance policies in effect on the date of this accident, our maximum liability for this accident is $10.0 million (plus pre-judgment and post-judgment interest) with premium-based insurance coverage that exceeds the jury verdict amount. Interest is accrued at $0.4 million per month until such time as the outcome of our appeal is finalized. Management believes excluding the effect of this item provides a more useful comparison of our performance from period to period. This item is included in the Truckload Transportation Services segment in our Segment Information table.

(3) During second quarter 2021, we incurred legal and professional fees related to the acquisition of ECM, which was finalized on July 1, 2021. Acquisition-related expenses are excluded as management believes these costs are not representative of the costs of managing our on-going business. The expenses are included within other operating expenses in our Income Statement and in Corporate operating income in our Segment Information table.

(4) During first quarter 2021, we sold Werner Global Logistics (“WGL”) freight forwarding services for international ocean and air shipments to Scan Global Logistics Group, which resulted in the pre-tax gain on sale. Management believes excluding the effect of this unusual and infrequent item provides a more useful comparison of our performance from period to period. This item is included in our Werner Logistics segment in our Segment Information table.

(5) During first quarter 2020, we changed the estimated life of certain trucks expected to be sold in 2020 to more rapidly depreciate these trucks to their estimated residual values due to the weak used truck market. These trucks continued to depreciate at the same higher rate per truck, until all were sold. Management believes excluding the effect of this unusual and infrequent item provides a more useful comparison of our performance from period to period. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(6) Amortization expense related to intangible assets acquired in the ECM acquisition is excluded because management does not believe it is indicative of our core operating performance. This item is included in our Truckload Transportation Services segment in our Segment Information table.

(7) Represents non-operating mark-to-market adjustments for gains/losses on our ownership interests in TuSimple, an autonomous technology company, and Mastery Logistics Systems, Inc., a transportation management systems company. We account for these ownership interests under ASC 321, Investments - Equity Securities. We record changes in the value of our investments in equity securities in other expense (income) in our Income Statement. Management believes excluding the effect of gains/losses on our investments in equity securities provides a more useful comparison of our performance from period to period.

(8) Fluctuating fuel prices and fuel surcharge revenues impact the total company operating ratio and the TTS segment operating ratio when fuel surcharges are reported on a gross basis as revenues versus netting the fuel surcharges against fuel expenses. Management believes netting fuel surcharge revenues, which are generally a more volatile source of revenue, against fuel expenses provides a more consistent basis for comparing the results of operations from period to period.